                                                                     EXHIBIT 4.7


                              RENT-A-CENTER, INC.,
                                   as Issuer,

                     the SUBSIDIARY GUARANTORS named herein,
                                  as Guarantors

                                       and

                              THE BANK OF NEW YORK
                                   as Trustee


                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of September 30, 2002
                                       to

                                    INDENTURE

                          Dated as of December 19, 2001

                                     between

                         RENT-A-CENTER, INC., as Issuer

             the SUBSIDIARY GUARANTORS named therein, as Guarantors

                                       and

                        THE BANK OF NEW YORK, as Trustee


                                  $275,000,000
                                    SERIES D
                     11% SENIOR SUBORDINATED NOTES DUE 2008

         This SECOND SUPPLEMENTAL INDENTURE, dated as of September 30, 2002, is entered into by and among Rent-A-Center, Inc., a Delaware corporation (the "Company"), ColorTyme, Inc., a Texas corporation ("ColorTyme"), Advantage Companies, Inc., a Delaware corporation ("Advantage"), Get It Now, LLC, a Delaware limited liability company ("Get It Now"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of December 19, 2001, as supplemented by the First Supplemental Indenture, dated May 1, 2002, between the Company, ColorTyme, Advantage and the Trustee (the "Indenture") providing for the issuance of its 11% Senior Subordinated Notes due 2008, Series D (the "Notes"); and

         WHEREAS, ColorTyme and Advantage are currently Subsidiary Guarantors under such Indenture; and

         WHEREAS, the Company has formed Get It Now as a wholly-owned subsidiary of the Company; and

         WHEREAS, in connection with the formation of Get It Now, certain assets previously held by the Company and Advantage will be transferred to Get It Now (the "Transfer"); and

         WHEREAS, in connection with the formation of Get It Now and the resulting Transfer, the Company has designated Get It Now as a Restricted Subsidiary under the Indenture; and

         WHEREAS, pursuant to Section 1009, 1012 and 1017 of the Indenture, the Transfer is permitted under the Indenture; and

         WHEREAS, in consideration, in part, for the Transfer, Get It Now agrees to become a Subsidiary Guarantor by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and

         WHEREAS, pursuant to Section 1020 of the Indenture, the addition of Get It Now as a Subsidiary Guarantor is permitted under the Indenture; and

         WHEREAS, Get It Now has been duly authorized by its Board of Directors to enter into, execute and deliver this Second Supplemental Indenture:

         NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, ColorTyme, Advantage, Get It Now and the Trustee agree as follows:

SECTION 1. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

SECTION 2. The Trustee hereby consents to the Transfer and to the addition of Get It Now as an additional Subsidiary Guarantor under the Indenture. Simultaneously with the Transfer (the

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

"Effective Time"), Get It Now shall become, and each of ColorTyme and Advantage shall continue to be, a "Subsidiary Guarantor" under and as defined in the Indenture, and at the Effective Time, Get It Now shall assume all the obligations of a Subsidiary Guarantor under the Notes and the Indenture as described in the Indenture. Get It Now hereby, jointly and severally, unconditionally guarantees the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations of the Issuer and the Guarantors under the Indenture in accordance with the terms of the Notes and the Indenture.

SECTION 3. Except as expressly supplemented by this Second Supplemental Indenture, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and Notes issued thereunder shall remain in full force and effect.

SECTION 4. This Second Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 5. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 6. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Supplemental Indenture may refer to the Indenture without making specific reference to this Second Supplemental Indenture, but nevertheless all such references shall include this Second Supplemental Indenture unless the context otherwise requires.

SECTION 7. This Second Supplemental Indenture shall be deemed to have become effective upon the date first above written.

SECTION 8. In the event of a conflict between the terms of this Second Supplemental Indenture and the Indenture, this Second Supplemental Indenture shall control.

SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, ColorTyme, Advantage and Get It Now.

                  REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK


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


         IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals, if any, to be hereunder affixed and attested, all as of the day and year first above written.

THE BANK OF NEW YORK,
as Trustee


By:        /s/ Van K. Brown
   ------------------------------
Name:    Van K. Brown
     ----------------------------
Title:   Vice President
      ---------------------------
                                               RENT-A-CENTER, INC.


                                               By: /s/ Mark E. Speese
                                                  ------------------------------
                                                   Mark E. Speese
                                                   Chairman of the Board and
                                                   Chief Executive Officer


                                               COLORTYME, INC.


                                               By: /s/ Mark E. Speese
                                                  ------------------------------
                                                   Mark E. Speese
                                                   President


                                               ADVANTAGE COMPANIES, INC.


                                               By: /s/ Mark E. Speese
                                                  ------------------------------
                                                   Mark E. Speese
                                                   Vice President


                                               GET IT NOW, LLC


                                               By: /s/ Mark E. Speese
                                                  ------------------------------
                                                   Mark E. Speese
                                                   President



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